UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed by Bionano Genomics, Inc. (the “Company”) with the Securities and Exchange Commission on October 11, 2023, the Company had entered into a securities purchase agreement (the “Purchase Agreement”) with High Trail Special Situations LLC (the “Purchaser”) pursuant to which the Company agreed to issue and sell, (i) in a registered offering by the Company directly to the Purchaser (a) $45,000,000 aggregate principal amount of senior secured convertible notes due 2025 initially convertible by the Purchaser into 15,713,663 shares of the Company’s common stock (the “Initial Registered Note”), and (b) warrants to purchase up to 21,660,650 shares of the Company’s common stock, and (ii) in a concurrent private placement, $35,000,000 aggregate principal amount of senior secured convertible notes due 2025 initially convertible by the Purchaser into 12,221,738 shares of the Company’s common stock (the “Initial Private Placement Note” and together with the Initial Registered Note, the “Notes”).

On February 27, 2024, the Company entered into a letter agreement (the “Letter Agreement”) with the Purchaser to (i) redeem (a) the entire outstanding principal amount under the Initial Private Placement Note of $17,000,000 from the Purchaser at a redemption price of 115% for a total redemption payment of $19,550,000 (the “First Redemption”), whereupon the Initial Private Placement Note will be canceled (provided, however, that such cancelation of the Initial Private Placement Note shall not be effective unless and until the Purchaser receives the Initial Private Placement Note Retirement Fee (as defined below) from the Company in accordance with terms of the Letter Agreement), and (b) $10,663,000 of the outstanding principal amount under the Initial Registered Note from the Purchaser at a redemption price of 115% for a total redemption payment of $12,262,450 (the “Second Redemption” and together with the First Redemption, the “Redemptions”) and (ii) increase the Retirement Fee (as defined in the Initial Private Placement Note) for the Initial Private Placement Note by $1,000,000 to $3,187,500 (the “Initial Private Placement Note Retirement Fee”). Immediately following the Redemptions, there is $24,337,000 in aggregate principal amount of the Initial Registered Notes outstanding, convertible by the Purchaser into 8,498,298 shares of the Company’s common stock.

Pursuant to the terms of the Notes, the Purchaser has the option to partially redeem a portion of the principal amount of the Notes on the first day of each month beginning on November 1, 2023 (a “Partial Redemption Date”) at 115% of the principal amount repaid.  Pursuant to the terms of the Purchase Agreement, the Company is also required to hold $35,000,000 as restricted cash in a bank account subject to a “holder directed” account control agreement which the Company was only able to access upon meeting certain funding conditions as described in the Notes.

Concurrent with the entry into the Letter Agreement, the Company and the Purchaser entered into an Amendment to Initial Registered Note (the “Amendment”), among other things, to (i) reduce the minimum liquidity covenant under the Initial Registered Note to require that the Company maintain a minimum available liquidity (the “Minimum Liquidity Amount”) at least equal to the sum of (a) the outstanding principal amount of the Initial Registered Note plus (b) $663,000, and (ii) modify the Partial Redemption Date (as defined in the Initial Registered Note) to exclude any partial redemption payment on March 1, 2024 and delay any partial redemption payment for April 2024 from April 1, 2024 to April 20, 2024.  In addition, the Company will be required to hold the Minimum Liquidity Amount as restricted cash in one or more deposit accounts and/or securities accounts located in the United States and subject to one or more “holder directed” account control agreements, and the Amendment removes the need for the Company to meet certain funding conditions before being able to access such funds.

The foregoing descriptions of the Letter Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2024, the Company issued a press release announcing the Amendment and Letter Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1*	Letter Agreement between the Company and the Purchaser, dated February 27, 2024.
10.2	Amendment to Initial Registered Note issued to the Purchaser, dated February 27, 2024.
99.1	Press Release issued February 28, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.
* Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2024	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)